UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 19, 2015, Laboratory Corporation of America Holdings (the “Company”) completed its acquisition of Covance Inc. (“Covance”). Covance had outstanding a private placement of senior notes (“Senior Notes”) in an aggregate principal amount of $250 million issued pursuant to a Note Purchase Agreement dated October 2, 2013 that governed the terms of the Senior Notes (the “Note Purchase Agreement”). The Senior Notes were issued in four series: (i) $15 million of 3.25% Senior Notes, Series 2013A, due November 15, 2018; (ii) $50 million of 3.90% Senior Notes, Series 2013B, due November 15, 2020; (iii) $90 million of 4.50% Senior Notes, Series 2013C, due November 15, 2023; and (iv) $95 million of 4.65% Senior Notes, Series 2013D, due on November 15, 2025. Interest on the Senior Notes was payable semiannually on May 15th and November 15th of each year.

On March 5, 2015, the Company caused Covance to prepay all of the outstanding Senior Notes at 100 percent of the principal amount plus accrued interest, and a total make-whole amount of $37,436,849. The Note Purchase Agreement terminated effective March 5, 2015 in connection with the prepayment of the Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

March 9, 2015